UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Piper Jaffray Companies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On April 6, 2018, Piper Jaffray Companies (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) in connection with its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 17, 2018. The Company is filing the following information solely to update the biography of William R. Fitzgerald, a director nominee at the Annual Meeting, to reflect a change in his position at Ascent Capital Group, Inc. (“Ascent”). The following information amends and supplements our Proxy Statement and should be read in conjunction with the Proxy Statement.

On April 5, 2018, Ascent announced that Mr. Fitzgerald stepped down as its Chief Executive Officer. Mr. Fitzgerald will continue to serve as the Chairman of Ascent’s Board of Directors.

Except as expressly described herein, Mr. Fitzgerald’s biography included in the Proxy Statement remains unchanged as of the date hereof.